Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Kelsey DeBriyn
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Second Quarter 2019 Results

•	Record bookings of $9.5 billion; book-to-bill ratio of 1.32

•	Strong net sales of $7.2 billion, up 8.1 percent

•	EPS from continuing operations of $2.92, up 5.0 percent

•	Operating cash flow from continuing operations of $823 million

•	Increased full-year 2019 guidance for sales, EPS and operating cash flow

•	Merger activities progressing well for previously announced merger of Raytheon and United Technologies; expected close remains on track for first half of 2020
__________________________________________________________________________________________________

WALTHAM, Mass., (July 25, 2019) - Raytheon Company (NYSE: RTN) today announced net sales for the second quarter 2019 of $7.2 billion, up 8.1 percent compared to $6.6 billion in the second quarter 2018. Second quarter 2019 EPS from continuing operations was $2.92 compared to $2.78 in the second quarter 2018. The increase in the second quarter 2019 EPS from continuing operations was primarily driven by operational improvements and pension-related items, partially offset by a favorable tax-related EPS impact of $0.33 in the second quarter 2018 related to a discretionary pension plan contribution.
“The company had very strong second quarter operating results, with our bookings, sales, operating margin, EPS, and cash flow all exceeding our expectations,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “We begin the second half with continued confidence in our growth outlook given our innovative technologies, breadth of franchises, and record backlog.
“Integration planning for the merger with United Technologies is progressing well, with the integration team developing detailed execution plans to capture revenue and cost synergies rapidly and ensure seamless operations post close. We continue to expect the transaction to close in the first half of 2020.”
Operating cash flow from continuing operations for the second quarter 2019 was $823 million compared to $1,156 million for the second quarter 2018. The decrease in operating cash flow from continuing operations in the second quarter 2019 was primarily due to the timing of collections. Operating cash flow from continuing operations for the second quarter 2019 was better than the company’s prior guidance.
In the second quarter 2019, the company repurchased 1.7 million shares of common stock for $300 million. Year-to-date 2019, the company repurchased 4.4 million shares of common stock for $800 million.

The company had record bookings of $9.5 billion in the second quarter 2019, resulting in a book-to-bill ratio of 1.32. Second quarter 2018 bookings were $8.7 billion.

Summary Financial Results

	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2019	2018	Change	2019	2018	Change

Bookings	$9,475	$8,694	9.0%	$14,843	$15,005	(1.1)%
Net Sales	$7,159	$6,625	8.1%	$13,888	$12,892	7.7%
Income from Continuing Operations attributable to Raytheon Company	$817	$799	2.3%	$1,598	$1,433	11.5%
EPS from Continuing Operations	$2.92	$2.78	5.0%	$5.69	$4.98	14.3%
Operating Cash Flow from Continuing Operations	$823	$1,156		$412	$1,439
Workdays in Fiscal Reporting Calendar	64	64		127	128
Backlog at the end of the second quarter 2019 was a record $43.1 billion, an increase of $3.3 billion or 8 percent compared to the end of the second quarter 2018.

Backlog
	Period Ending
($ in millions)	Q2 2019	Q2 2018	2018
Backlog	$43,131	$39,881	$42,420
Outlook
The company has increased its financial outlook for 2019. Charts containing additional information on the company’s 2019 outlook are available on the company’s website.

2019 Financial Outlook
	Current	Prior (4/25/19)
Net Sales ($B)	28.8 - 29.3*	28.6 - 29.1
Deferred Revenue Adjustment ($M)	(2)	(2)
Amortization of Acquired Intangibles ($M)	(110)	(110)
FAS/CAS Operating Adjustment ($M)	1,463	1,463
Retirement Benefits Non-service Expense, non-operating ($M)	(726)	(726)
Interest Expense, net ($M)	~(145)*	(153) - (158)
Diluted Shares (M)	~281*	279 - 281
Effective Tax Rate	17.0% - 17.5%	17.0% - 17.5%
EPS from Continuing Operations	$11.50 - $11.70*	$11.40 - $11.60
Operating Cash Flow from Continuing Operations ($B)	4.0 - 4.2*	3.9 - 4.1
*Denotes change from prior guidance
Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint™.

Integrated Defense Systems
	2nd Quarter			Six Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$1,641	$1,514	8%	$3,191	$3,003	6%
Operating Income	$264	$262	1%	$522	$535	(2)%
Operating Margin	16.1%	17.3%		16.4%	17.8%
Integrated Defense Systems (IDS) had second quarter 2019 net sales of $1,641 million, up 8 percent compared to $1,514 million in the second quarter 2018. The increase in net sales for the quarter was primarily driven by higher net sales on various international Patriot® programs.
IDS recorded $264 million of operating income in the second quarter 2019 compared to $262 million in the second quarter 2018.
During the quarter, IDS booked $485 million and $375 million to provide advanced Patriot air and missile defense capability for Romania and the State of Qatar, respectively. IDS also booked $506 million for National Advanced Surface-to-Air Missile System (NASAMS™) for Australia; $344 million on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar program for the Kingdom of Saudi Arabia; $206 million on the Multi-Function Radio Frequency System (MFRFS) program for the U.S. Army; and $93 million to provide engineering support services for an international customer.
Shortly after the quarter close, as previously announced, IDS received a direct commercial contract worth approximately $1.8 billion to provide NASAMS to the State of Qatar.

Intelligence, Information and Services
	2nd Quarter			Six Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$1,777	$1,687	5%	$3,554	$3,269	9%
Operating Income	$161	$128	26%	$348	$245	42%
Operating Margin	9.1%	7.6%		9.8%	7.5%
Intelligence, Information and Services (IIS) had second quarter 2019 net sales of $1,777 million, up 5 percent compared to $1,687 million in the second quarter 2018. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs in both cyber and space.
IIS recorded $161 million of operating income in the second quarter 2019 compared to $128 million in the second quarter 2018. The increase in operating income for the quarter was primarily driven by higher net program efficiencies.
During the quarter, IIS booked $821 million on a number of classified programs. IIS also booked $146 million on domestic and foreign training programs in support of Warfighter FOCUS activities, and $105 million to provide cybersecurity support for an international customer.

Missile Systems
	2nd Quarter			Six Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$2,210	$2,051	8%	$4,216	$3,899	8%
Operating Income	$253	$231	10%	$443	$443	-
Operating Margin	11.4%	11.3%		10.5%	11.4%
Missile Systems (MS) had second quarter 2019 net sales of $2,210 million, up 8 percent compared to $2,051 million in the second quarter 2018. The increase in net sales for the quarter was primarily due to higher net sales on classified programs, the High-speed Anti-radiation Missile (HARM®) program, and the Phalanx® program.
MS recorded $253 million of operating income in the second quarter 2019 compared to $231 million in the second quarter 2018. The increase in operating income for the quarter was primarily due to a favorable change in program mix and higher volume.
During the quarter, MS booked $477 million for AIM-9X Sidewinder short-range air-to-air missiles for the U.S. Navy, U.S. Air Force and international customers; $232 million for Tube-launched, Optically-tracked, Wireless-guided (TOW®) missiles for the U.S. Army, U.S. Marine Corps and international customers; $200 million for Excalibur® for the U.S. Army; $190 million for the Coyote® Rapid Development Program (CRDP) for a U.S. customer; $120 million for StormBreaker™ for the U.S. Air Force; and $101 million for HARM for the U.S. Air Force and international customers. MS also booked $448 million on a number of classified contracts.

Space and Airborne Systems
	2nd Quarter			Six Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$1,817	$1,605	13%	$3,470	$3,173	9%
Operating Income	$229	$206	11%	$441	$399	11%
Operating Margin	12.6%	12.8%		12.7%	12.6%
Space and Airborne Systems (SAS) had second quarter 2019 net sales of $1,817 million, up 13 percent compared to $1,605 million in the second quarter 2018. The increase in net sales for the quarter included higher net sales on classified programs, the Next Generation Overhead Persistent Infrared (Next Gen OPIR) program, and an international tactical radar systems program.
SAS recorded $229 million of operating income in the second quarter 2019 compared to $206 million in the second quarter 2018. The increase in operating income for the quarter was primarily due to higher volume.
During the quarter, SAS booked $218 million for radar components for the U.S. Navy; $93 million for the Multi-Spectral Targeting System (MTS) for the U.S. Air Force; $88 million for radar warning receivers for the U.S. Air Force; and $77 million for missile seekers for the U.S. Navy and an international customer. SAS also booked $876 million on a number of classified contracts.

Forcepoint
	2nd Quarter			Six Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$156	$148	5%	$314	$289	9%
Operating Income (Loss)	$(3)	$(8)	NM	$(12)	$(15)	NM
Operating Margin	(1.9)%	(5.4)%		(3.8)%	(5.2)%

NM = Not Meaningful
Forcepoint had second quarter 2019 net sales of $156 million, up 5 percent compared to $148 million in the second quarter 2018.
Forcepoint recorded a loss of $3 million in the second quarter 2019 compared to a loss of $8 million in the second quarter 2018.

About Raytheon
Raytheon Company, with 2018 sales of $27 billion and 67,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 97 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5I® products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.
Conference Call on the Second Quarter 2019 Financial Results
Raytheon’s financial results conference call will be held on Thursday, July 25, 2019 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s (sometimes referred to as Raytheon) financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: risks associated with the announcement of the proposed merger with United Technologies Corporation (UTC), including its effect on our customer, supplier and other business relationships, employee retention and hiring, resources and management’s attention, our ability to pursue new business and investment opportunities, our operating results and business generally, and the market price of our common stock; risks associated with the successful and timely completion of the proposed merger with UTC and the related integration, as described in more detail below; the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; dependence on U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on material and component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; changes in tax laws and regulations, or their interpretation; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings.
Risks associated with the successful and timely completion of the proposed merger with UTC and the related integration include (1) the effect of economic conditions in the industries and markets in which UTC and Raytheon operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end-market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the proposed merger and the spin-offs by UTC of its Otis and Carrier businesses into separate companies (the separation transactions) and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the proposed merger and the separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by the combined company of its common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate; (17) negative effects of the announcement or pendency of the proposed merger or the separation transactions on the market price of UTC’s and/or Raytheon’s respective common stock and/or on their respective financial performance; (18) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approvals of UTC’s stockholders and Raytheon’s stockholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (19) the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; (20) risks relating to the value of the UTC shares to be issued in the proposed merger, significant transaction costs and/or unknown liabilities; (21) the possibility that the anticipated benefits from the proposed merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (22) risks associated with transaction-related litigation; (23) the possibility that costs or difficulties related to the integration of UTC’s and Raytheon’s operations will be greater than expected; (24) risks relating to completed merger, acquisition and divestiture activity, including UTC’s integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (25) the ability of each of Raytheon, UTC, the companies resulting from the separation transactions and the combined company to retain and hire key personnel; (26) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (27) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and UTC’s stockholders, in each case, for U.S. federal income tax purposes; (28) the possibility that any opinions, consents, approvals or rulings required in connection with the separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (29) expected financing transactions undertaken in connection with the proposed merger and the separation transactions and risks associated with additional indebtedness; (30) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed UTC’s estimates; and (31) the impact of the proposed merger and the separation transactions on the respective businesses of Raytheon and UTC and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on UTC’s resources, systems, procedures and controls, diversion of its management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.
There can be no assurance that the proposed merger, the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the preliminary joint proxy statement/prospectus (defined below) and the reports of UTC and Raytheon on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time.
The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.
Additional Information and Where to Find It
In connection with the proposed merger, on July 17, 2019, UTC filed with the SEC a registration statement on Form S-4, which includes a preliminary joint proxy statement of UTC and Raytheon that also constitutes a preliminary prospectus of UTC (the “preliminary joint proxy statement/prospectus”), which will be mailed to stockholders of UTC and stockholders of Raytheon once the registration statement becomes effective and the preliminary joint proxy statement/prospectus is in definitive form (the “definitive joint proxy statement/prospectus”), and each party will file other documents regarding the proposed merger with the SEC. In addition, in connection with the separation transactions, subsidiaries of UTC will file registration statements on Form 10 or Form S-1. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain copies of the registration statements and the definitive joint proxy statement/prospectus free of charge from the SEC’s website or from UTC or Raytheon. The documents filed by UTC with the SEC may be obtained free of charge at UTC’s website at www.utc.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from UTC by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Raytheon with the SEC may be obtained free of charge at Raytheon’s website at www.raytheon.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Raytheon by requesting them by mail at Raytheon Company, Investor Relations, 870 Winter Street, Waltham, MA, 02541, by telephone at 1-781-522-5123 or by email at invest@raytheon.com.
Participants in the Solicitation
Raytheon and UTC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about Raytheon’s directors and executive officers is available in Raytheon’s proxy statement dated April 16, 2019, for its 2019 Annual Meeting of Shareholders. Information about UTC’s directors and executive officers is available in UTC’s proxy statement dated March 18, 2019, for its 2019 Annual Meeting of Shareowners. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus and will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should carefully read the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Raytheon or UTC as indicated above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Second Quarter 2019
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18

Net sales	$7,159	$6,625	$13,888	$12,892
Operating expenses
Cost of sales	5,205	4,777	10,082	9,309
General and administrative expenses	778	748	1,517	1,442
Total operating expenses	5,983	5,525	11,599	10,751
Operating income	1,176	1,100	2,289	2,141
Non-operating (income) expense, net
Retirement benefits non-service expense	181	238	362	477
Interest expense	45	46	89	93
Interest income	(7)	(8)	(20)	(15)
Other (income) expense, net	(8)	(3)	(28)	2
Total non-operating (income) expense, net	211	273	403	557
Income from continuing operations before taxes	965	827	1,886	1,584
Federal and foreign income taxes	152	37	298	170
Income from continuing operations	813	790	1,588	1,414
Income (loss) from discontinued operations, net of tax	—	1	—	—
Net income	813	791	1,588	1,414
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(4)	(9)	(10)	(19)
Net income attributable to Raytheon Company	$817	$800	$1,598	$1,433

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.92	$2.78	$5.69	$4.98
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income	2.92	2.78	5.69	4.98

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.92	$2.78	$5.69	$4.98
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income	2.92	2.78	5.69	4.97

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$817	$799	$1,598	$1,433
Income (loss) from discontinued operations, net of tax	—	1	—	—
Net income	$817	$800	$1,598	$1,433

Average shares outstanding
Basic	279.7	287.3	280.8	287.9
Diluted	279.9	287.6	281.0	288.2

Attachment B
Raytheon Company
Preliminary Segment Information
Second Quarter 2019
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18

Integrated Defense Systems	$1,641	$1,514	$264	$262	16.1%	17.3%
Intelligence, Information and Services	1,777	1,687	161	128	9.1%	7.6%
Missile Systems	2,210	2,051	253	231	11.4%	11.3%
Space and Airborne Systems	1,817	1,605	229	206	12.6%	12.8%
Forcepoint	156	148	(3)	(8)	(1.9)%	(5.4)%
Eliminations	(442)	(376)	(46)	(41)
Total business segment	7,159	6,629	858	778	12.0%	11.7%
Acquisition Accounting Adjustments	—	(4)	(27)	(34)
FAS/CAS Operating Adjustment	—	—	363	353
Corporate	—	—	(18)	3
Total	$7,159	$6,625	$1,176	$1,100	16.4%	16.6%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Six Months Ended		Six Months Ended		Six Months Ended
	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18

Integrated Defense Systems	$3,191	$3,003	$522	$535	16.4%	17.8%
Intelligence, Information and Services	3,554	3,269	348	245	9.8%	7.5%
Missile Systems	4,216	3,899	443	443	10.5%	11.4%
Space and Airborne Systems	3,470	3,173	441	399	12.7%	12.6%
Forcepoint	314	289	(12)	(15)	(3.8)%	(5.2)%
Eliminations	(856)	(733)	(93)	(81)
Total business segment	13,889	12,900	1,649	1,526	11.9%	11.8%
Acquisition Accounting Adjustments	(1)	(8)	(55)	(67)
FAS/CAS Operating Adjustment	—	—	729	707
Corporate	—	—	(34)	(25)
Total	$13,888	$12,892	$2,289	$2,141	16.5%	16.6%

Attachment C
Raytheon Company
Other Preliminary Information
Second Quarter 2019
(In millions)

Backlog			30-Jun-19	31-Dec-18

Integrated Defense Systems			$12,260	$11,557
Intelligence, Information and Services			6,652	6,233
Missile Systems			12,778	13,976
Space and Airborne Systems			10,947	10,126
Forcepoint			494	528
Total backlog			$43,131	$42,420

	Three Months Ended		Six Months Ended
Bookings	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18

Total bookings	$9,475	$8,694	$14,843	$15,005

	Three Months Ended		Six Months Ended
General and Administrative Expenses	30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18

Administrative and selling expenses	$578	$540	$1,122	$1,068
Research and development expenses	200	208	395	374
Total general and administrative expenses	$778	$748	$1,517	$1,442

Cash, Cash Equivalents and Restricted Cash			30-Jun-19	31-Dec-18

Cash and cash equivalents			$2,173	$3,608
Restricted cash			13	16
Cash, cash equivalents and restricted cash shown in Attachment E			$2,186	$3,624

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Second Quarter 2019
(In millions)

	30-Jun-19	31-Dec-18

Assets
Current assets
Cash and cash equivalents	$2,173	$3,608
Receivables, net	1,607	1,648
Contract assets	6,130	5,594
Inventories	932	758
Prepaid expenses and other current assets(1)	684	529
Total current assets	11,526	12,137

Property, plant and equipment, net	2,982	2,840
Operating lease right-of-use assets(1)	888	805
Goodwill	14,882	14,864
Other assets, net	1,908	2,024
Total assets	$32,186	$32,670

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities
Commercial paper and current portion of long-term debt	$800	$300
Contract liabilities	2,944	3,309
Accounts payable	1,368	1,964
Accrued employee compensation	1,361	1,509
Other current liabilities(1)	1,398	1,381
Total current liabilities	7,871	8,463

Accrued retiree benefits and other long-term liabilities(1)	6,699	6,922
Long-term debt	4,257	4,755
Operating lease liabilities(1)	720	647

Redeemable noncontrolling interests	435	411

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(8,182)	(8,618)
Retained earnings	20,383	20,087
Total Raytheon Company stockholders’ equity	12,204	11,472
Noncontrolling interests in subsidiaries	—	—
Total equity	12,204	11,472
Total liabilities, redeemable noncontrolling interests and equity	$32,186	$32,670

(1)
In the first quarter 2019 we adopted Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). As a result we recast certain amounts on our balance sheet to reflect the recognition of operating lease right-of-use assets and operating lease liabilities and other reclassifications. Included in other current liabilities is $207 million and $194 million at June 30, 2019 and December 31, 2018, respectively, related to the current portion of operating lease liabilities.

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Second Quarter 2019
(In millions)
	Six Months Ended
	30-Jun-19	1-Jul-18

Cash flows from operating activities
Net income	$1,588	$1,414
(Income) loss from discontinued operations, net of tax	—	—
Income from continuing operations	1,588	1,414
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	291	274
Stock-based compensation	91	101
Deferred income taxes	3	8
Changes in assets and liabilities
Receivables, net	53	7
Contract assets and contract liabilities	(865)	(442)
Inventories	(174)	(133)
Prepaid expenses and other current assets	(17)	62
Income taxes receivable/payable	(203)	168
Accounts payable	(502)	(73)
Accrued employee compensation	(157)	(98)
Other current liabilities	17	(70)
Accrued retiree benefits	365	239
Other, net	(78)	(18)
Net cash provided by (used in) operating activities from continuing operations	412	1,439
Net cash provided by (used in) operating activities from discontinued operations	—	1
Net cash provided by (used in) operating activities	412	1,440
Cash flows from investing activities
Additions to property, plant and equipment	(438)	(366)
Additions to capitalized internal-use software	(25)	(28)
Maturities of short-term investments	—	309
Payments for purchases of acquired companies, net of cash received	(8)	—
Proceeds from sale of business, net of transaction costs	—	11
Other	2	(3)
Net cash provided by (used in) investing activities	(469)	(77)
Cash flows from financing activities
Dividends paid	(510)	(480)
Net borrowings (payments) on commercial paper	—	—
Repurchases of common stock under share repurchase programs	(800)	(800)
Repurchases of common stock to satisfy tax withholding obligations	(66)	(91)
Other	(5)	(5)
Net cash provided by (used in) financing activities	(1,381)	(1,376)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,438)	(13)
Cash, cash equivalents and restricted cash at beginning of the year	3,624	3,115
Cash, cash equivalents and restricted cash at end of period	$2,186	$3,102

Attachment F
Raytheon Company
	Supplemental EPS Information
Second Quarter 2019
	(In millions, except per share amounts)

		Three Months Ended		Six Months Ended
		30-Jun-19	1-Jul-18	30-Jun-19	1-Jul-18

Per share impact of tax benefit from third quarter 2018 discretionary pension contribution (A)		$—	$0.33	$—	$0.33

(A)	Tax benefit from third quarter 2018 discretionary pension contribution	$—	$95	$—	$95
	Diluted shares	—	287.6	—	288.2
	Per share impact	$—	$0.33	$—	$0.33